                        CYPRUS AMAX MINERALS COMPANY


                         Common Stock, no par value


                           SALES AGENCY AGREEMENT
                           ----------------------

KIDDER, PEABODY & CO. INCORPORATED
10 Hanover Square
New York, N.Y. 10005


                                                                 ---------------
                                                                  (Insert date)

Gentlemen:

     Cyprus Amax Minerals Company, a Delaware corporation (the "Company"), confirms its agreement with Kidder, Peabody & Co. Incorporated (the "Agent"), as follows:

     1. Description of Securities. The Company proposes to issue and sell through the Agent, as exclusive sales agent, up to 4,000,000 shares (the "Maximum Amount") of common stock, no par value, on the particular terms set forth in Section 3 hereof (the "Stock").

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

          (a) A registration statement on Form S-3 (Registration No.________) with respect to the Stock, including a form of prospectus, has been carefully prepared by the Company in conformity with the reqirements of the Securities Act of 1933 (the "Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed and any such amendment filed after the effective date of such registration statement has become effective. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

          (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"); each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Agent, specifically for use in the preparation thereof.

          (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d) The consolidated financial statements of the Company, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus for the periods therein specified were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

     3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell exclusively through Agent, and Agent agrees to sell, as exclusive sales agent for the Company, on a best efforts basis, up to the Maximum Amount of Stock on the terms set forth herein.

     The Stock, up to the Maximum Amount, is to be sold during one or more pricing periods (each a "Pricing Period"), each Pricing Period consisting of five consecutive calendar days. The Company and the Agent shall agree to any Pricing Period and the number of shares of Stock (not to exceed 105,000 shares) to be sold by the Agent during each such Pricing Period (the "Average Market Price Shares"). Subject to the terms and conditions hereof, the Agent shall use its best efforts to (i) sell all of the Average Market Price Shares during each such Pricing Period, and (ii) sell the entire Maximum Amount during no more than 104 Pricing Periods. The Agent shall sell the shares of Stock by means of ordinary brokers' transactions on any national securities exchange, including the New York Stock Exchange (the "NYSE"),on which such shares of Stock are listed. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of Stock during any Pricing Period; provided, however, that such
                                             --------  -------
suspension or termination shall not affect or impair the parties' respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice.

     The net proceeds (the "Net Proceeds") to the Company for the Average Market Price Shares sold by the Agent during a Pricing Period will equal the sum of (i) the product of (x) 97.5% times (y) the average of the arithmetic mean of a high and low sales prices of the common stock of the Company reported on the NYSE for each trading day of such Pricing Period (the "Average Market Price"), times (z) the number of Average Market Price Shares sold during such Pricing Period plus (ii) Alternative Proceeds (defined below), if any, plus (iii) Excess Proceeds (defined below), if any. Subject to adjustment as set forth in the next two paragraphs, the compensation to the Agent with respect to the sale of Average Market Price Shares sold hereunder shall equal the difference between the aggregate gross sales prices at which such sales are actually effected by the Agent and the Net Proceeds.

     Prior to and from time to time during any Pricing Period, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell shares of Stock if such sales cannot be effected at or above the price designated by the Company in any such instruction. If such an instruction is given and as a result thereof the Agent is unable to sell shares of Stock in an amount greater than or equal to the daily pro rata portion of Average Market Price Shares to be sold during such Pricing Period, then (i) that day's high and low sales prices of common stock of the Company reported on the NYSE shall not be included in the calculation of Average Market Price and (ii) the net proceeds payable to the Company (the "Alternative Proceeds") and the compensation payable to the Agent in respect of any sales of Average Market Price Shares effected that day by the Agent shall be equal to 97.5% and 2.5% respectively, of the weighted average sales price at which the Agent has actually effected sales of Average Market Price Shares during that day.

     To the extent that the compensation payable to the Agent hereunder would otherwise exceed ten percent of the aggregate gross sales prices of the Average Market Price Shares during any Pricing Period, such excess over ten percent shall constitute "Excess Proceeds" payable to the Company.

     During any Pricing Period, the Company and the Agent may agree upon the sale of shares ("Additional Shares") of Stock in an amount of 1,000 shares or more, in addition to the sale of Average Market Price Shares (such Additional Shares to be included in the Maximum Amount). The compensation to the Agent for sales of Additional Shares shall be, with respect to any Pricing Period: (i) $0.10 per share for the first 105,000 Additional Shares sold during such Pricing Period and (ii) $0.40 per share for any Additional Shares sold during such Pricing Period in excess thereof. The sale of Additional Shares during any day shall be confirmed in writing by the Agent to the Company following the close of business that day. All other shares sold during a Pricing Period not so confirmed shall be deemed Average Market Price Shares.

     The Agent shall provide written confirmation to the Company following the close of business on the final day of each Pricing Period setting forth the following with regard to such Pricing Period: the dates included within the Pricing Period, the number of Average Market Price Shares sold, the gross proceeds from the sale of such shares, the high and low prices at which such shares were sold, the Net Proceeds to the Company, the amount of Excess Proceeds, if any, the amount of Alternative Proceeds, if any, the compensation payable by the Company to the Agent with respect to such sales and the Average Market Price. The Agent hereby acknowledges that the Company will be relying upon such information in preparing the Prospectus Supplement with respect to each Pricing Period.

     Settlement for all shares shall be effected via the Depository Trust Corporation on a delivery-versus-payment basis. Settlement for sales of Additional Shares will occur on the fifth business day following the date on which such sales are made. The amount of proceeds for such sales to be delivered to the Company against the receipt of the Additional Shares sold shall be equal to the aggregate sales prices at which such Additional Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for sales of Average Market Price Shares will occur on a weekly basis as follows. On each Monday (or the next succeeding business day if such Monday is not a business day) following the end of a Pricing Period (each a "Closing Date"), the Average Market Price Shares sold through the Agent during such Pricing Period will be delivered by the Company to the Agent against payment of the Net Proceeds for such Pricing Period. The Agent shall hold such Average Market Price Shares received, pending delivery of such shares to the purchasers thereof, and the Agent may borrow, relend, pledge and/or hypothecate such shares in the course of its stock loan and financing activities.

     On each Closing Date, the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with Agent that within two (2) business days of the termination of each Pricing Period, the Company will file a Prospectus Supplement under Rule 424(b) promulgated under the Act, which Prospectus Supplement will set forth the following with regard to such Pricing
Period: the dates included within the Pricing Period, the number of such shares of Stock sold through the Agent (separately identifying the number of Average Market Price Shares), the high and low prices at which Average Market Price Shares were sold, the Net Proceeds to the Company, the compensation payable by the Company to the Agent with respect to sales of Average Market Price Sales and the Average Market Price (all as provided in writing by the Agent for inclusion in each such Prospectus Supplement). The obligations of the Agent to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

     4.   Covenants.  The Company covenants and agrees with Agent that:

          (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; it will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Agent shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to the Agent at or prior to the filing thereof a copy of any such prospectus supplement or any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

          (b) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (c) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (d) The Company will furnish to the Agent copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you may from time to time reasonably request, and will also furnish copies of the Prospectus to the NYSE [and additional exchanges] in accordance with Rule 153 of the Rules and Regulations.

          (e) As soon as practicable, but not later than 15 months, after the date of this Agreement, the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and
     (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (f) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions involving Additional Shares), will pay the expenses of printing all documents relating to the offering, and will reimburse the Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto and for any filing fee of the National Association of Securities Dealers, Inc. relating to the Stock. The Company shall not in any event be liable to the Agent for loss of anticipated profits from the transactions covered by this Agreement.

          (g) The Company will not, directly or indirectly, offer or sell, any shares of common stock (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock during the period ending on the final Closing Date for the sale of Stock hereunder (a) without giving you three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale, or (b) if, following the receipt of such notice, you object to such sale in writing prior to the date specified in such notice or prior to the date of such proposed sale; provided, however, that the foregoing
                                        --------  -------
     shall not apply to the Company (i) issuing and/or selling shares of its common stock or warrants, options or other rights exercisable or convertible into shares of its common stock to employees of the Company and its subsidiaries, (ii) issuing and/or selling shares of common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company now or hereinafter in effect, and
     (iii) issuing common stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

          (h) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

          (i) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

     5. Conditions of Agent's Obligations. The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Pricing Period contemplated under this Agreement of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in the Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus as supplemented, there shall not have been any material adverse change, on a consolidated basis, in the capital stock, short-term or long-term debt of the Company and its subsidiaries, or any material adverse change, that would have a Material Adverse Effect on the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries, or any change in the rating assigned to any securities of the Company.

          (d) The Agent shall have received at the date of the commencement of the first Pricing Period hereunder (the "Commencement Date") and at each Closing Date hereunder, opinions of _______________, counsel for the Company, dated as of the Commencement Date and dated as of such Closing Date, respectively (it being understood that no opinion of counsel for the Company shall be required if such Closing Date occurs less than one month after the delivery to the Agent of an opinion pursuant to this subsection), to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; and, all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim (with such exceptions as would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries);

                  (ii) All of the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; the shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to the Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Stock;

                  (iii) The Registration Statement has become effective under the Act; (if applicable, the filing of the Prospectus Supplements pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b)); to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                  (iv) (A) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and, if applicable, at each Closing Date on or prior to the date of the opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and (B) (note: the remainder of this clause (iv) may be expressed as a statement rather than an opinion and in a separate letter or paragraph in the standard form of such counsel, and this parenthetical shall also apply to clause (v) below) such counsel have no reason to believe that either the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission or at the Commencement Date and the final Closing Date (as the case may be), included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause;

                  (v) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                  (vi) This Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions contemplated herein by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Stock by the Company, except such as have been obtained under the Act and such as may be required by the listing of the Stock on the NYSE [and other exchanges] or under state securities or blue sky laws in connection with the sale and distribution of the Stock by the Agent;

                  (vii) Except for permits and similar authorizations required under the securities or blue sky laws of certain states, no consent, waiver, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Stock by the Agent on behalf of the Company as contemplated hereby and by the Prospectus; and

                 Such counsel shall also state that such counsel has the obligation to inform Kidder, Peabody in the event circumstances occur which make the opinion untrue or misleading.

          (c) At or prior to (i) the Commencement Date and (ii) the date of the filing by the Company of any Quarterly Report on Form 10-Q, any Annual Report on Form 10-K, or any other documents filed by the Company after the date hereof and deemed to be incorporated by reference in the Prospectus or any Prospectus Supplement (collectively, the "Periodic Reports"), the Agent shall have received a letter from Price Waterhouse, independent public accountants for the Company, dated the date of delivery thereof, substantially in the form attached hereto as Annex I (with appropriate modifications and references relating to such Periodic Reports).

          (d) The Agent shall have received from the Company a certificate, or certificates, signed by either Co-Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of each Closing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Closing Date (as the case may be);

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                  (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

          (e) The Company shall have furnished to you such further certificates and documents as you shall reasonably requested

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

     6.   Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided,
                                                                --------
     however, that the Company shall not be liable in any such case to the
     -------
     extent that any such loss, claim,damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent specifically for use in the preparation thereof.

          (b) The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information relating to the Agent and furnished to the Company by the Agent, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with the investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Agent from the sale of the Stock on behalf of the Company. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocations or by any other method of allocation that does not take account of the equitable considerations referred to in this first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which the Stock sold by the Agent exceeds the amount of any damages that Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Act; and the obligations of the Agent under this Section 6 shall be in addition to any liability that the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Stock.

     8.   [This section is reserved.]

     9.   Termination.

          (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Agent's obligations hereunder is not fulfilled, (iii) trading on the NYSE [or other exchange] shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE [or other exchange], by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice promptly by telephone, telex or telecopy, confirmed by letter.

          (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion on the date occurring sixty (60) days after the date of this Agreement and every sixty
     (60) days thereafter. Notwithstanding the foregoing, if the Company chooses to effect any offering of equity securities or equity-related securities (other than the offering of securities contemplated hereby) before the completion of the offering contemplated hereby, the Company may terminate this Agreement at any time; provided, however, that if the Company elects
                                 --------  -------
     to terminate this Agreement prior to the sale by the Agent of __________ Average Market Price Shares, the Company agrees to pay the Agent a fee of __________________ ($__________), and if the Company elects to terminate this Agreement after the sale by the Agent of __________ Average Market Price Shares but prior to the sale by the Agent of __________ Average Market Price Shares, the Company agrees to pay the Agent a fee of __________________ ($__________). Any termination shall be without liability of any party to any other party except that the provisions of
     Section 4(f), Section 4(g), Section 4(h), Section 4(i) and Section 6 hereof shall at all times be effective. If the Company elects to terminate this Agreement as provided in this Section, the Company shall provide the required notice promptly by telephone, telex, or telecopy, confirmed by letter.

          (c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent. If such termination shall occur during a Pricing Period, any Additional Shares and Average Market Price Shares shall settle in accordance with the provisions of the second to last paragraph of
     Section 3 hereof.

     10. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at Kidder, Peabody & Co. Incorporated, 10 Hanover Square, New York, New York 10005, Attn: David C. Worley, 17th Floor, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 9100 East Mineral Circle, Englewood, Colorado 80112, Attn: Treasurer. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                    Very truly yours,

                                    Cyprus Amax Minerals Company



                                    By:
                                       -----------------------------------
                                    Title:
                                          --------------------------------


ACCEPTED as of the date first above written

Kidder, Peabody & Co. Incorporated


By:
   -----------------------------------
Title:
      --------------------------------